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                                 EXHIBIT 10.28
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       COLUMBIA/HCA HEALTHCARE CORPORATION DIRECTORS' COMPENSATION PLAN
                (AS REVISED MAY 15, 1997 AND NOVEMBER 13, 1997)



DIRECTORS' FEES/COMPENSATION
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 .       Effective May 15, 1997, directors who are not officers of Columbia/HCA
        Healthcare Corporation (the "Company") are paid an annual retainer fee of $40,000 in shares of Columbia/HCA Healthcare Corporation common stock, $.01 par value ("Columbia Common Stock") under the Directors' Compensation Plan. The shares are issued on a yearly basis to coincide with the election of directors at the Company's Annual Meeting. The number of Columbia shares granted to directors under the plan will be computated at the annual retainer fee of $40,000, divided by the fair market value of a share of Columbia Common Stock on the first business day subsequent to the Annual Meeting of Stockholders of the Company. The fair market value shall be determined as the hi/lo average of the stock as reported by the NYSE at closing on the applicable date the Columbia Common Stock is granted.


COLUMBIA OUTSIDE DIRECTORS NONQUALIFIED STOCK OPTION PLAN
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 .       Each non-employee director who joins the Columbia Board receives an option to acquire shares of Columbia Common Stock under the Columbia Hospital Corporation Outside Directors Nonqualified Stock Option Plan (copy attached) (exercisable at the shares' fair market value on the date of grant of the option) having an aggregate exercise price equal to two times the non-employee directors' annual retainer fee then in effect, but in no event more than 3,000 shares. Following each succeeding Annual Meeting of Stockholders and to coincide with the election of directors, each non-employee director who continues in office will receive an option to acquire shares of Columbia Common Stock (exercisable at the shares' fair market value on the date of grant of the option) having an aggregate exercise price equal to the non-employee directors= annual retainer fee then in effect, but in no event more than 2,000 shares. The options may generally be exercised from the date of the grant up to 90 days following resignation from the board, expire five years from the date of grant, and may be paid by (i) cash; (ii) Columbia Common Stock that has been held for a minimum of six months; or
        (iii) a combination thereof.


OTHER FEES
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 .       Attendance fees of $1,200 per meeting are paid to non-employee directors for all scheduled meetings of the Board.

 .       Non-employee directors are paid a committee meeting fee of $800 per meeting if such meeting is not held in conjunction with a regularly scheduled Board meeting. The Board of Directors has Audit, Compensation and Executive Committees.

 .       The Chairperson of the Executive Committee (provided the Chairperson is a non-employee director) receives an additional $7,500 annual fee and all other non-employee Executive Committee directors receive an additional $5,000 annual fee.

 .       All other non-employee Committee Chairpersons receive $1,000 per committee meeting attended.

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COLUMBIA/HCA HEALTHCARE FOUNDATION, INC. - MATCHING GIFT PROGRAM
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 .       Effective for 1997 and subsequent years, the Company will match gifts from each Director to organizations and programs exempt from taxation (pursuant to Section 501(c)(3) of the Internal Revenue Code), including civic, cultural, educational and health and human services institutions, on a dollar-for-dollar basis, from a minimum of $500 per gift, up to an aggregate maximum of $15,000 annually. The Matching Gift Program will be administered by the Columbia/HCA Healthcare Foundation, Inc. To qualify for a matching gift, contributions must be personal gifts from the Director's own funds (including personal or family foundations and gifts made jointly with spouses), paid in cash or securities. Pledges do not qualify for matches. Directors who have retired from service on the Board may participate in this program through the end of the first year following the year in which retirement was effective. The Company reserves the right to determine whether gifts to organizations are within certain guidelines for qualification for matching.

MATCHING CONTRIBUTIONS (APPLIES ONLY TO FORMER GALEN DIRECTORS)
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 .       The Company matches, on an annual basis, up to $20,000 in charitable contributions made by each non-employee director who had been a director of Galen Health Care, Inc. ("Galen").


DENTAL AND MEDICAL PLANS (APPLIES ONLY TO FORMER GALEN DIRECTORS)
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 .       Each non-employee director who had been a director of Galen is eligible to participate in the self-funded dental and medical plans at the same contribution paid by a regular full-time employee.

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